Exhibit 23.1

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

HDS International Corp.

We consent to the incorporation by reference in Registration Statement No. 333-182735 on Form S-8 of our report dated April 7, 2014, related to the consolidate financial statements of HDS International Corp., and subsidiaries (the "Company") appearing in this Annual Report on Form 10-K of HDS International Corp. for the years ended December 31, 2013 and 2012.

M&K CPAS, PLLC
M&K CPAS, PLLC

Houston, Texas

April 7, 2014